UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Amended License Agreement with Sumitomo Precision Products Co., Ltd.

On May 21, 2015, but effective June 18, 2014, Visualant, Inc. (“Visualant” or the “Company”) entered into an Amendment to License Agreement with Sumitomo Precision Products Co., Ltd. The Company had entered into a License Agreement with Sumitomo in May 2012. The Amendment to this License Agreement eliminated the Sumitomo exclusivity and provides that if Visualant sells products in certain territories - Japan, China, Taiwan, Korea and the entirety of Southeast Asia (Burma, Indonesia, Thailand, Cambodia, Laos, Vietnam, Singapore and the Philippines) - the Company will pay Sumitomo a royalty rate of 2% of net sales (excluding non-recurring engineering revenues) over the remaining term of the five-year License Agreement (through May 2017).

The foregoing description of the Amended License Agreement is qualified in its entirety by reference to the Company’s Amended License Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment to License Agreement received May 21, 2015 but effective June 18, 2014 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

May 27, 2015	By:	/s/ Mark Scott
Mark Scott, CFO